LOS ANGELES SINGAPORE SELANGOR PENANG BANGKOK SUZHOU SHANGHAI

FOR IMMEDIATE RELEASE	Company Contact: A. Charles Wilson Chairman (818) 787-7000	Investor Contact: Berkman Associates (310) 826-5051 info@BerkmanAssociates.com

Trio-Tech Fiscal 2010 Revenue Increases 85% to $37 Million

Fourth Quarter Revenue Triples to $12.9 Million
Net Income is $323,000 vs $683,000 Loss

    Van Nuys, CA -- September 30, 2010 -- Trio-Tech International (AMEX:TRT) announced today that revenue for the fourth quarter of fiscal 2010 tripled to $12,874,000 compared to $4,328,000 for the fourth quarter of fiscal 2009.  Net income for the quarter was $323,000 compared to a loss of $683,000 for the same quarter last year.

    Revenue from product sales quadrupled to $8,865,000 for the fourth quarter of fiscal 2010 compared to $2,188,000 a year earlier, primarily the result of higher sales of the Company's proprietary semiconductor test equipment products.  Revenue from testing services for the fourth quarter of fiscal 2010 increased to $3,748,000 compared to $2,071,000 for the fourth quarter of fiscal 2009.

    "We are pleased by the improved performance of our core semiconductor test equipment and services businesses, extending a trend that began late last year.  We also are encouraged that manufacturing segment backlog at June 30, 2010 was a strong $7,181,000 compared to just $1,194,000 at June 30, 2009, and testing services backlog rose to $618,000 from $345,000, providing a solid foundation as we enter the new fiscal year," said SW Yong, Trio-Tech's CEO.

    Yong added, "We began implementing expansion plans for our Malaysia manufacturing operation in the fourth quarter, including the purchase of additional plant and equipment, to improve efficiency and throughput to meet increasing orders from one of our major customers.

16139 Wyandotte Street, Van Nuys, CA 91406,  USA  ●  TEL:  (818) 787-7000  ●  FAX  (818) 787-9130

Trio-Tech Fiscal 2010 Revenue Increases 85% to $37 Million
September 30, 2010
Page Two

    "We are also setting up a new 47,000 square foot facility for semiconductor test and burn-in services to support an existing major customer in Tianjin, China. Trio-Tech plans to invest $5.5 million over the next two years to equip this facility.  The laboratory is certified for ISO and is currently undergoing buy-off by the major customer. We are expecting to commence operations towards the end of the second quarter or early third quarter of the current fiscal year.

    "Trio-Tech is also beginning to realize returns on our investment in the real estate segment, as revenue from this segment increased to $183,000 in the fourth quarter, compared to $69,000 same quarter a year ago.  Revenue at PT SHI Indonesia, a Batam-based oil and gas equipment fabricator which Trio-Tech acquired in fiscal 2010, was $78,000 for this year's fourth quarter.

    "We are committed to our strategy to add new sources of revenue and earnings to our core businesses, including PT SHI Indonesia, Trio-Tech Solar in Singapore and our real estate segments.  Trio-Tech will continue to explore growth opportunities to increase shareholder value over the long term," Yong said.

    For the twelve months ended June 30, 2010, revenue increased 85% to $36,928,000 compared to $19,995,000 for fiscal 2009.  The net loss from continuing operations for fiscal 2010 was $333,000, or $0.11 per share.  This compares to a net loss from continuing operations for fiscal 2009 of $1,478,000, or $0.46 per share.

    At June 30, 2010, Trio-Tech reported cash and cash equivalents, restricted term deposits and short-term deposits of $8,205,000 ($2.54 per outstanding share), working capital of $8,665,000, and shareholders' equity of $20,266,000 ($6.28 per outstanding share).  At June 30, 2009, cash and cash equivalents, restricted term deposits and short-term deposits were $11,468,000 ($3.55 per outstanding share), working capital was $10,475,000, and shareholders' equity was $19,864,000 ($6.16 per outstanding share).

About Trio-Tech
Established in 1958 and headquartered in Van Nuys, California, Trio-Tech International is a diversified business group pursuing aggressive interest in semiconductor test and manufacturing, oil and gas equipment fabrication, solar products and real estate.  Further information about Trio-Tech's semiconductor products and services can be obtained from the Company's Web site at www.triotech.com, www.universalfareast.com, www.shi-international.com and www.ttsolar.com.

Forward-Looking Statements
This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management.  These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and the following:  the effectiveness of the cost reduction initiatives undertaken by the Company, changes in demand for the Company's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, excess or shortage of production capacity, and other risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports.  In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions.  Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

(tables attached)

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Revenue
Products	$8,865	$2,188	$23,493	$9,876
Services	3,748	2,071	11,852	9,706
Fabrication services	78	--	883	--
Others	183	69	700	413
	12,874	4,328	36,928	19,995
Cost of Sales
Cost of products sold	6,913	2,078	19,459	8,291
Cost of services rendered	2,861	1,107	8,579	6,761
Cost of fabrication services rendered	228	--	1,675	--
Others	80	23	197	75
	10,082	3,208	29,910	15,127
Gross Margin	2,792	1,120	7,018	4,868
Operating Expenses
General and administrative	1,718	1,354	6,379	5,739
Selling	125	88	535	367
Research and development	10	9	39	39
Impairment loss	438	4	438	323
Loss (gain) on disposal of property, plant and equipment	--	78	(5)	(60)
Total operating expenses	2,291	1,533	7,386	6,408
Income (loss) from Operations	501	(413)	(368)	(1,540)
Other Income (Expenses)
Interest expense	(47)	(36)	(170)	(165)
Other income	227	(158)	386	320
Total Other Income (expense)	180	(194)	216	155
Income (loss) from Continuing Operations Before Income Tax	681	(607)	(152)	(1,385)
Income Tax Expense /(Benefit)	350	52	400	(51)
Income (loss) from Continuing Operations
before non-controlling interest, net of tax	331	(659)	(552)	(1,334)
LOSS FROM DISCONTINUED OPERATIONS, net of tax	(8)	(24)	(40)	(488)
NET INCOME (LOSS)	$323	$(683)	$(592)	$(1,822)
Less: Net (loss) income attributable to the non-controlling interest	(76)	(24)	(219)	144
Net Income (loss) Attributable to Trio-Tech International	399	(659)	(373)	(1,966)
Net Income (loss) Attributable to Trio-Tech International Common Shareholders:
Continuing Operations, net of tax	407	(635)	(333)	(1,478)
Discontinued Operations, net of tax	(8)	(24)	(40)	(488)
Net Income (loss)	$399	$(659)	$(373)	$(1,966)
Comprehensive Income (Loss):
Net Income (loss)	$323	$(683)	$(592)	$(1,822)
Foreign currency translation, net of tax	61	555	734	(866)
Comprehensive Income (Loss)	384	(128)	142	(2,688)
Less: Comprehensive income (loss) attributable to the non-controlling interest	(140)	106	(109)	110
Comprehensive Income (loss) Attributable to Trio-Tech International	524	(234)	251	(2,798)
Income (loss) per share from Continuing operations - Basic and Diluted	$0.12	$(0.20)	$(0.11)	$(0.46)
Income (loss) per share from Discontinued operations - Basic and Diluted	0.00	(0.01)	(0.01)	(0.15)
Income (loss) per share - Basic and Diluted	$0.12	$(0.21)	$(0.12)	$(0.61)
Weighted Average Shares Outstanding - Basic and Diluted	3,227	3,227	3,227	3,227

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT NUMBER OF SHARES)

	June 30,
	2010	2009
ASSETS

CURRENT ASSETS:
Cash & cash equivalents	$3,244	$6,037
Short-term deposits	2,714	1,994
Trade accounts receivable, net	12,142	3,981
Other receivables	778	279
Inventories, net	3,400	1,184
Investment in property development	887	1,173
Prepaid expenses and other current assets	296	167
Total current assets	23,461	14,815
INVESTMENT PROPERTY IN CHINA, Net	2,141	1,762
PROPERTY, PLANT AND EQUIPMENT, Net	12,695	6,607
OTHER ASSETS	1,180	1,326
RESTRICTED TERM DEPOSITS	2,247	3,437
TOTAL ASSETS	$41,724	$27,947

LIABILITIES AND SHAREHOLDER'S EQUITY

CURRENT LIABILITIES:
Line of credit	$2,532	$--
Accounts payable	7,968	1,025
Accrued expenses	3,419	1,769
Income taxes payable	342	202
Current portion of bank loans payable	478	1,266
Current portion of capital leases	57	78
Total current liabilities	14,796	4,340
BANK LOANS PAYABLE, net of current portion	2,566	237
CAPITAL LEASES, net of current portion	--	52
DEFERRED TAX LIABILITIES	718	526
OTHER NON-CURRENT LIABILITIES	569	10
TOTAL LIABILITIES	18,649	5,165
COMMITMENTS AND CONTINGENCIES	--	--
EQUITY
TRIO-TECH INTERNATIONAL'S SHAREHOLDERS' EQUITY:
Common stock; no par value, 15,000,000 shares authorized; 3,227,430 shares
issued and outstanding at June 30, 2010, and June 30, 2009, respectively	10,365	10,365
Paid-in capital	1,597	1,446
Accumulated retained earnings	6,486	6,859
Accumulated other comprehensive loss-translation adjustments	1,818	1,194
Total Trio-Tech International shareholders' equity	20,266	19,864
NON-CONTROLLING INTEREST	2,809	2,918
TOTAL EQUITY	23,075	22,782
TOTAL LIABILITIES AND EQUITY	$41,724	$27,947